TIMKEN

Timken Reports Fourth-Quarter and Full-Year 2021 Results
•Sales of $1.01 billion in the fourth quarter, up 13 percent from last year
•Fourth-quarter earnings per diluted share of $0.82 on a GAAP basis, with adjusted EPS of $0.78
•Record full-year 2021 earnings per diluted share of $4.79 on a GAAP basis and record adjusted EPS of $4.72
•Company expects strong revenue and earnings growth in 2022; provides initial estimate for 2022 GAAP earnings per diluted share of $4.85-5.25, with adjusted EPS of $5.00-5.40

NORTH CANTON, Ohio: February 3, 2022 — The Timken Company (NYSE: TKR; www.timken.com), a global industrial leader in engineered bearings and power transmission products, today reported fourth-quarter 2021 sales of $1.01 billion, up 13 percent from the same period a year ago, and over 10 percent higher than the previous record fourth quarter. The increase was primarily driven by strong organic growth across most end market sectors led by industrial distribution and off-highway, and the impact of higher pricing.

Timken posted net income of $62.9 million or $0.82 per diluted share in the fourth quarter, versus net income of $53.1 million or $0.69 per diluted share for the same period a year ago. The increase in GAAP net income was primarily driven by the impact of higher volume, positive price/mix and the net favorable impact of special items (detailed in the attached tables), partially offset by significantly higher operating costs, as compared to the year-ago period.

Excluding special items, adjusted net income in the fourth quarter was $59.6 million or $0.78 per diluted share, versus adjusted net income of $65.0 million or $0.84 per diluted share for the same period in 2020.

Net cash from operations for the fourth quarter was $102.8 million, and free cash flow was $58.1 million. During the quarter, Timken returned $59.1 million of cash to shareholders with the payment of its 398th consecutive quarterly dividend and the repurchase of 500 thousand shares of company stock.

“Timken delivered record 2021 revenue and earnings per share despite widespread supply chain issues and rapid inflation, particularly in materials and logistics,” said Richard G. Kyle, Timken president and chief executive officer. “We posted strong revenue growth in the fourth quarter as we responded well to the robust demand, but unfavorable price-cost continued to impact our profitability. Our pricing and cost mitigation efforts are progressing, and we will achieve a step-up in price realization in 2022.”

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2021 Full-Year Results and Highlights

For 2021, sales were $4.1 billion, up 17.6 percent compared with 2020. The increase was primarily driven by organic growth across most end-market sectors and the favorable impact of currency.

Net income was $369.1 million or a record $4.79 per diluted share for the year, compared with net income of $284.5 million or $3.72 per diluted share a year ago. The year-over-year increase reflects the impact of higher volume, favorable currency, positive price/mix, and the net favorable impact of special items (detailed in the attached tables), partially offset by significantly higher operating costs.

Excluding special items, adjusted net income was $363.4 million or a record $4.72 per diluted share in 2021. This compares with adjusted net income of $313.1 million or adjusted earnings of $4.10 per diluted share in 2020.

Net cash from operations for the full year was $387.3 million, and free cash flow was $239.0 million. Timken ended the fourth quarter with a strong balance sheet; financial leverage as measured by net debt to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was 1.7 times as of December 31, 2021 compared to 1.9 times at the end of 2020.

During the year, Timken continued to invest in operational excellence initiatives and grow its presence in attractive market sectors. The company made additional capital investments in the renewable energy and marine sectors, expanded its linear motion portfolio with the acquisition of Intelligent Machine Solutions (iMS) and continued to improve its global manufacturing footprint. Additionally, Timken paid dividends totaling $1.19 per share in 2021, which represents its eighth consecutive year of higher annual dividends, and repurchased 1.25 million shares of company stock. Between dividends and share repurchases, the company returned a total of $185.2 million of cash to shareholders in 2021.

Fourth-Quarter 2021 Segment Results

Process Industries sales of $527.6 million increased 15.2 percent from the same period a year ago. The increase was driven primarily by organic growth across most sectors led by distribution and general industrial.

EBITDA for the quarter was $104.4 million or 19.8 percent of sales, compared with EBITDA of $99.9 million or 21.8 percent of sales for the same period a year ago. The increase in EBITDA was driven primarily by the favorable impact of higher volume and price/mix, partially offset by significantly higher operating costs.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $105.3 million or 20.0 percent of sales, compared with $102.4 million or 22.4 percent of sales in the fourth quarter last year.

Mobile Industries sales of $479.7 million increased 10.6 percent compared with the same period a year ago. The increase was driven by higher shipments in most end- market sectors, with off-highway posting the strongest gains, and the impact of higher pricing.

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TIMKEN

EBITDA for the quarter was $40.0 million or 8.3 percent of sales, compared with EBITDA of $54.6 million or 12.6 percent of sales for the same period a year ago. The decline in EBITDA reflects the impact of significantly higher operating costs, partially offset by the favorable impact of higher volume and positive price/mix.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $41.3 million or 8.6 percent of sales, compared with $53.9 million or 12.4 percent of sales in the fourth quarter last year.

2022 Outlook

Timken is currently planning for 2022 revenue to be up approximately 10 percent in total versus 2021. The company is setting an initial outlook for earnings per diluted share in the range of $4.85 to $5.25 for the full year on a GAAP basis. Excluding special items (detailed in the attached tables), the company estimates that 2022 adjusted earnings per diluted share will be in the range of $5.00 to $5.40.

“We anticipate strong revenue and earnings growth in 2022, driven by continued robust industrial demand, price realization and our outgrowth initiatives,” said Kyle. “The operating environment remains dynamic, with a higher degree of uncertainty than normal. We’re planning for the supply chain challenges and inflationary pressures we experienced in the second half of 2021 to largely persist through 2022; however, we expect our pricing and efficiency improvements to have a much greater impact on results. Timken is well-positioned to deliver record revenue and earnings again in 2022, and we remain focused on serving customers, driving our profitable growth strategy and advancing as a global industrial leader.”

Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:	Thursday, February 3, 2022
11:00 a.m. Eastern Time
Live Dial-In: 888-204-4368
Or +1 313-209-4906
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 4Q Earnings Call
Or Click to Join: https://tmkn.biz/3HQYtpj

Conference Call Replay:	Replay Dial-In available through February 17, 2022:
888-203-1112 or 719-457-0820
Replay Passcode: 7571016

Live Webcast:	http://investors.timken.com

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TIMKEN

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $4.1 billion in sales in 2021 and employs more than 18,000 people globally, operating from 42 countries. Timken is recognized among America’s Most Responsible Companies by Newsweek, the World’s Most Ethical Companies® by Ethisphere and America’s Best Employers, America's Best Employers for New Graduates and America’s Best Employers for Women by Forbes.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading “2022 Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the fourth quarter and full year of 2021; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in material and energy costs; logistical issues associated with port closures or congestion, delays or increased costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the impact of inflation on employee expenses, shipping costs, raw material costs, energy and fuel prices, and other production costs; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion, synergies, and expected cashflow generation within expected timeframes or at all; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the effects of government-imposed restrictions and commercial requirements meant to address climate change; unanticipated litigation, claims, investigations or assessments; the company’s ability to maintain positive relations with unions and works councils; the company’s ability to compete for skilled labor; negative impacts to the company’s business, results of operations, financial position or liquidity as a result of COVID-19 or other epidemics and associated governmental measures such as restrictions on travel and manufacturing operations; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2020, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###
Media Relations:
Scott Schroeder 234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple 234.262.2310
neil.frohnapple@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales	$1,007.3	$891.7	$4,132.9	$3,513.2
Cost of products sold	774.2	654.7	3,030.4	2,503.3
Gross Profit	233.1	237.0	1,102.5	1,009.9
Selling, general & administrative expenses	146.3	135.7	580.5	533.8
Impairment and restructuring charges	0.7	2.5	8.9	21.2
Operating Income	86.1	98.8	513.1	454.9
Non-service pension and other postretirement income (expense)	12.4	(18.1)	18.3	(4.7)
Other income (expense), net	1.4	(2.2)	0.8	(1.1)
Acquisition-related gain	—	11.1	0.9	11.1
Interest expense, net	(13.2)	(14.6)	(56.5)	(63.9)
Income Before Income Taxes	86.7	75.0	476.6	396.3
Provision for income taxes	20.0	19.7	95.1	103.9
Net Income	66.7	55.3	381.5	292.4
Less: Net income attributable to noncontrolling interest	3.8	2.2	12.4	7.9
Net Income Attributable to The Timken Company	$62.9	$53.1	$369.1	$284.5

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$0.83	$0.70	$4.86	$3.78
Diluted Earnings per share	$0.82	$0.69	$4.79	$3.72

Average Shares Outstanding	75,641,174	75,518,839	75,885,316	75,354,280
Average Shares Outstanding - assuming dilution	76,594,491	77,177,124	77,006,589	76,401,366

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2021	2020	2021	2020

Mobile Industries
Net sales	$479.7	$433.7	$1,965.7	$1,671.6
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$40.0	$54.6	$240.1	$232.5
EBITDA Margin (1)	8.3%	12.6%	12.2%	13.9%
Process Industries
Net sales	$527.6	$458.0	$2,167.2	$1,841.6
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$104.4	$99.9	$506.3	$442.9
EBITDA Margin (1)	19.8%	21.8%	23.4%	24.0%
Unallocated corporate expense	$(11.2)	$(12.5)	$(46.1)	$(40.7)
Corporate pension and other postretirement benefit related income (expense) (2)	8.0	(21.6)	(0.3)	(18.5)
Acquisition-related gain (3)	—	11.1	0.9	11.1

Consolidated
Net sales	$1,007.3	$891.7	$4,132.9	$3,513.2
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$141.2	$131.5	$700.9	$627.3
EBITDA Margin (1)	14.0%	14.7%	17.0%	17.9%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related income (expense) primarily represents actuarial gains and (losses) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial gains and (losses) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) The acquisition-related gain represents a bargain purchase price gain on the acquisition of the assets of Aurora Bearing Company ("Aurora") that closed on November 30, 2020.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$257.1	$320.3
Restricted cash	0.8	0.8
Accounts receivable, net	626.4	581.1
Unbilled receivables	104.5	110.9
Inventories, net	1,042.7	841.3
Other current assets	182.0	145.9
Total Current Assets	2,213.5	2,000.3
Property, plant and equipment, net	1,055.3	1,035.6
Operating lease assets	118.9	118.2
Goodwill and other intangible assets	1,691.5	1,789.0
Other assets	91.5	98.5
Total Assets	$5,170.7	$5,041.6
LIABILITIES
Accounts payable	$430.0	$351.4
Short-term debt, including current portion of long-term debt	53.8	130.7
Income taxes	26.2	16.1
Accrued expenses	386.6	349.8
Total Current Liabilities	896.6	848.0
Long-term debt	1,411.1	1,433.9
Accrued pension benefits	155.6	163.0
Accrued postretirement benefits	45.8	41.3
Long-term operating lease liabilities	77.6	75.5
Other non-current liabilities	206.3	254.7
Total Liabilities	2,793.0	2,816.4
EQUITY
The Timken Company shareholders' equity	2,294.9	2,152.9
Noncontrolling interest	82.8	72.3
Total Equity	2,377.7	2,225.2
Total Liabilities and Equity	$5,170.7	$5,041.6

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in millions)	2021	2020	2021	2020
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$66.7	$55.3	$381.5	$292.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41.3	41.9	167.8	167.1
Stock-based compensation expense	4.6	4.0	20.2	23.2
Pension and other postretirement benefit (income) expense	(9.5)	21.3	(6.6)	17.4
Pension and other postretirement benefit contributions and payments	(6.3)	(7.7)	(24.5)	(20.6)
Changes in operating assets and liabilities:
Accounts receivable	71.8	7.0	(55.8)	(20.7)
Unbilled receivables	(18.9)	30.4	6.2	18.5
Inventories	(71.6)	(20.5)	(215.8)	27.4
Accounts payable	16.2	19.8	76.7	22.6
Accrued expenses	5.0	5.7	55.2	55.1
Income taxes	0.1	(20.4)	(6.6)	(14.7)
Other, net	3.4	(16.3)	(11.0)	9.9
Net Cash Provided by Operating Activities	$102.8	$120.5	$387.3	$577.6
INVESTING ACTIVITIES
Capital expenditures	$(44.7)	$(35.9)	$(148.3)	$(121.6)
Acquisitions, net of cash received	(0.3)	(17.3)	(7.5)	(24.0)
Investments in short-term marketable securities, net	(12.6)	1.0	(18.0)	(9.4)
Other, net	(0.4)	0.1	—	1.5
Net Cash Used in Investing Activities	$(57.9)	$(52.1)	$(173.8)	$(153.5)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(22.7)	$(22.0)	$(92.2)	$(87.0)
Purchase of treasury shares	(36.4)	(7.0)	(93.0)	(49.3)
Proceeds from exercise of stock options	0.6	19.2	26.0	37.4
Payments related to tax withholding for stock-based compensation	(0.3)	(4.0)	(23.8)	(16.0)
Net proceeds (payments) from credit facilities	14.8	(55.5)	(73.4)	(131.5)
Net payments on long-term debt	(2.9)	(2.9)	(12.4)	(66.1)
Other, net	—	(1.2)	(0.5)	(18.6)
Net Cash Used in Financing Activities	$(46.9)	$(73.4)	$(269.3)	$(331.1)
Effect of exchange rate changes on cash	(2.7)	12.1	(7.4)	11.9
(Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	$(4.7)	$7.1	$(63.2)	$104.9
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	262.6	314.0	321.1	216.2
Cash, Cash Equivalents and Restricted Cash at End of Period	$257.9	$321.1	$257.9	$321.1

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Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	EPS	2020	EPS	2021	EPS	2020	EPS
Net Income Attributable to The Timken Company	$62.9	$0.82	$53.1	$0.69	$369.1	$4.79	$284.5	$3.72

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$1.8		$4.1		$15.1		$29.0
Corporate pension and other postretirement benefit related (income) expense (3)	(8.0)		21.6		0.3		18.5
Acquisition-related charges (4)	0.2		—		3.2		3.7
Acquisition-related gain (5)	—		(11.1)		(0.9)		(11.1)
Property recoveries and related expenses (6)	—		(1.7)		—		(5.5)
Other, net	—		—		0.2		—
Provision for income taxes (7)	2.7		(1.0)		(23.6)		(6.0)
Total Adjustments:	(3.3)	(0.04)	11.9	0.15	(5.7)	(0.07)	28.6	0.38
Adjusted Net Income Attributable to The Timken Company	$59.6	$0.78	$65.0	$0.84	$363.4	$4.72	$313.1	$4.10

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives and (iv) related depreciation and amortization. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(3) Corporate pension and other postretirement benefit related (income) expense represents actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(4) Acquisition-related charges represent deal-related expenses associated with completed and certain unsuccessful transactions, as well as any resulting inventory step-up impact.

(5) The acquisition-related gain represents a bargain purchase price gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(6) Represents property loss and related expenses during the period presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(7) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBITDA to GAAP Net Income, EBITDA Margin to Net Income as a Percentage of Sales, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA, adjusted EBITDA margin and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	Percentage to Net Sales	2020	Percentage to Net Sales	2021	Percentage to Net Sales	2020	Percentage to Net Sales
Net Income	$66.7	6.6%	$55.3	6.2%	$381.5	9.2%	$292.4	8.3%

Provision for income taxes	20.0		19.7		95.1		103.9
Interest expense	13.8		15.3		58.8		67.6
Interest income	(0.6)		(0.7)		(2.3)		(3.7)
Depreciation and amortization	41.3		41.9		167.8		167.1
Consolidated EBITDA	$141.2	14.0%	$131.5	14.7%	$700.9	17.0%	$627.3	17.9%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$1.8		$3.8		$14.3		$25.9
Corporate pension and other postretirement benefit related (income) expense (2)	(8.0)		21.6		0.3		18.5
Acquisition-related charges (3)	0.2		—		3.2		3.7
Acquisition-related gain (4)	—		(11.1)		(0.9)		(11.1)
Property recoveries and related expenses (5)	—		(1.7)		—		(5.5)
Other, net	0.2		0.1		0.2		0.1
Total Adjustments	(5.8)	(0.6)%	12.7	1.5%	17.1	0.4%	31.6	0.9%
Adjusted EBITDA	$135.4	13.4%	$144.2	16.2%	$718.0	17.4%	$658.9	18.8%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related (income) expense represents actuarial (gains) and losses that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (gains) and losses in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) Acquisition-related charges represent deal-related expenses associated with completed and certain unsuccessful transactions, as well as any resulting inventory step-up impact.

(4) The acquisition-related gain represents a bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(5) Represents property loss and related expenses during the period presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

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Reconciliation of segment EBITDA Margin, After Adjustments, to segment EBITDA as a Percentage of Sales and segment EBITDA, After Adjustments, to segment EBITDA:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
	Three Months Ended December 31,				Twelve Months Ended December 31,
(Dollars in millions)	2021	Percentage to Net Sales	2020	Percentage to Net Sales	2021	Percentage to Net Sales	2020	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$40.0	8.3%	$54.6	12.6%	$240.1	12.2%	$232.5	13.9%
Impairment, restructuring and reorganization charges (1)	1.0		1.1		7.3		11.3
Acquisition-related charges (2)	0.1		—		0.7		2.1
Property recoveries and related expenses (3)	—		(1.7)		—		(5.5)
Other, net	0.2		(0.1)		0.2		(0.1)
Adjusted EBITDA	$41.3	8.6%	$53.9	12.4%	$248.3	12.6%	$240.3	14.4%

Process Industries
	Three Months Ended December 31,				Twelve Months Ended December 31,
(Dollars in millions)	2021	Percentage to Net Sales	2020	Percentage to Net Sales	2021	Percentage to Net Sales	2020	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$104.4	19.8%	$99.9	21.8%	$506.3	23.4%	$442.9	24.0%
Impairment, restructuring and reorganization charges (1)	0.8		2.5		7.0		14.0
Acquisition-related charges (2)	0.1		—		0.6		1.0
Adjusted EBITDA	$105.3	20.0%	$102.4	22.4%	$513.9	23.7%	$457.9	24.9%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) The acquisition-related charges represent the inventory step-up impact.

(3) Represents property loss and related expenses during the period presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

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TIMKEN

Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see above), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand. The Company presents net debt to adjusted EBITDA because it believes it is more representative of the Company's financial position as it is reflective of the ability to cover its net debt obligations with results from its core operations.

(Dollars in millions)
			December 31, 2021	December 31, 2020
Short-term debt, including current portion of long-term debt			$53.8	$130.7
Long-term debt			1,411.1	1,433.9
Total Debt			$1,464.9	$1,564.6
Less: Cash and cash equivalents			(257.1)	(320.3)
Net Debt			$1,207.8	$1,244.3

Total Equity			$2,377.7	$2,225.2

Ratio of Net Debt to Capital			33.7%	35.9%

Adjusted EBITDA for the Twelve Months Ended			$718.0	$658.9

Ratio of Net Debt to Adjusted EBITDA			1.7	1.9

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$102.8	$120.5	$387.3	$577.6
Less: capital expenditures	(44.7)	(35.9)	(148.3)	(121.6)
Free cash flow	$58.1	$84.6	$239.0	$456.0

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2022 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$4.85	$5.25

Forecasted Adjustments:
Restructuring and other special items, net (1)	0.15	0.15
Total Adjustments:	$0.15	$0.15
Forecasted full year adjusted diluted earnings per share	$5.00	$5.40

(1) Restructuring and other special items, net do not include the impact of any potential mark-to-market pension and other postretirement remeasurement adjustments, because the amounts will not be known until incurred.

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